Land Transfer Agreement

Party A: Taian Ruitai Cellulose Co., Ltd

Party B: Shandong Ruitai Chemical Co., Ltd

Whereas:

1.  In order to accelerate industrial development and after the approval of relevant government authorities, Party A intends to acquire a land covering an area of 144000.72 square meters (equal to 216 mu) from Party B.

2.  Party B agrees to transfer a land owned by it covering 144000.72 square meters (equal to 216 mu) to Party A.

Now therefore, In accordance with the Land Administration Law of the People’s Republic of China and Municipal Announcement of the People’s Government of Feicheng City, and through friendly negotiation, Party A and Party B hereby agree as follows:

1.  Party A agrees to acquire from Party B and Party B agrees to transfer to Party A a land covering an area of 144,000.72 square meters (equal to 216 mu) at the current market price of RMB 120,000 per mu. The formula to calculate the land transfer fee is as follows:

216 mu * RMB 120,000 yuan /mu= RMB 25,920,000.00

2.  Terms of Payment: Party A shall have paid up the land acquisition fee to Party B in installment bythe end of 2006 as agreed by both parties.

3.  . Any matter not covered herein shall be settled by both parties through friendly negotiation.

4.  This Agreement is made in quadruplicate, each party holds one, and another two are submitted to the township government and land administration bureau for recording, respectively.

5.  This Agreement takes effect as from the date of signature by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date hereinbelow written.

Party A: Taian Ruitai Cellulose Co., Ltd

Authorized Representative: _________________

Party B: Shandong Ruitai Chemical Co., Ltd

Authorized Representative: _________________

Date: October 25, 2006